Exhibit 5.1


                              SOL V. SLOTNIK, P.C.
                          11 EAST 44TH STREET-19TH FL.
                            NEW YORK, NEW YORK 10017
                               TEL. (212) 687-1222
                               FAX (212) 986-2399

                                                                    June 3, 2008

Board of Directors
Global Resource Corporation
408 Bloomfield Drive, Unit 1
West Berlin, New Jersey 08091

       Re: Global Resource Corporation
           Form S-1 Opinion and Consent

Board of Directors:

We have acted as counsel for Global Resource Corporation ("Company") in connection with the preparation and filing of a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, covering (i) the sale of 1,900,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock") by Professional Offshore Opportunity Fund, Ltd. "POOF"), a selling security holder, and (ii) up to an additional 625,000 shares (the "Warrant Shares") of the Company's Common Stock issuable upon POOF's exercise of a warrant dated December 21, 2007 (the "Warrant") issued by the Company to POOF.

We have reviewed the corporate action of Company in connection with this matter and have examined and relied upon such documents, corporate records, and other evidence as we have deemed necessary for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies. We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion:

      (a) The Company is a corporation duly organized and in good standing under the laws of Nevada;

      (b) The Company has taken all requisite corporate action and all action required with respect to the authorization, issuance and resale of the Shares and the Warrant Shares pursuant to the Registration Statement; and

      (c) With respect to the Shares , including the Warrant Shares duly issuable upon due conversion, exchange or exercise of the Warrants, when (i) the Registration Statement has become effective under the Securities Act, (ii) the Shares have been sold as contemplated by the Registration Statement and (iii) the Company has received the consideration provided for in the Warrants for the Warrant Shares, and the consideration provided for the sale of 250,000 of the shares of Common Stock included within the 1,900,000 such shares that are part of this Registration Statement, the Common Stock for the Shares including the aforesaid 250,000 such shares and the Warrant Shares will be validly issued, fully paid and non-assessable.

Board of Directors
June 3, 2008
Page 2

Our opinion is limited to the Private Corporation Law of the State of Nevada and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Nevada.

It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

                                                  Very truly yours,

                                                  /s/ SOL V. SLOTNIK, P.C.